SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date  of Report (Date of earliest event reported):  November  19,
2004


                  FLORIDA ROCK INDUSTRIES, INC.
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     (Exact name of registrant as specified in its charter)

        FLORIDA               1-7159             59-0573002
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    (State or other         (Commission       (I.R.S. Employer
      jurisdiction         File Number)      Identification No.)
   of incorporation)

155 East 21st Street                                32206
Jacksonville, Florida
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (904) 355-1781
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  (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[   ]  Written  communications pursuant to  Rule  425  under  the
Securities Act (17 CRF 230.425)

[   ]  Soliciting  material pursuant to  Rule  14a-12  under  the
Exchange Act (17 CFR 240.14a-12)


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[   ]  Pre-commencement communications pursuant to Rule  14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))


                   CURRENT REPORT ON FORM 8-K

                  FLORIDA ROCK INDUSTRIES, INC.

                        November 19, 2004



ITEM 7.01.  REGULATION FD DISCLOSURE

   In December 1992, Florida Rock Industries, Inc. (the "Company"), filed a registration statement on Form S-8 to register 89,012 shares of its common stock to be acquired by participants in the Florida Rock Industries, Inc., Amended and Restated Profit Sharing and Deferred Earnings Plan (the "FRI Plan") pursuant to the FRI Plan. Subsequent to filing the registration statement, the FRI Plan did not file annual reports on Form 11-K. Also, the registration statement may not have covered shares to be acquired by participants in a plan maintained by a subsidiary of the company, The Arundel Corporation Profit Sharing and Savings Plan (the "Arundel Plan" and together with the FRI Plan, the "Plans"). In addition, the Plans' participants acquired in excess of 89,012 shares of Company common stock pursuant to the Plans. Consequently, the acquisition by the Plans' trustees for the benefit and at the direction of participants of shares of Company common stock, as well as the interests of participants in the Plans, may not have been registered in compliance with applicable securities laws. The Plans expect to file their Forms 11-K for the fiscal year ended September 30, 2003 on or before November 23, 2004. The Company also expects to file a Form S-8 to register the acquisition of shares of its common stock by participants in the Plans on or before November 23, 2004.

   The Company may be subject to claims by the Plans' participants for rescission of acquisitions in the Plans of shares of its common stock under applicable securities laws during the one year following the date of acquisition of the shares, the statute of limitations period that the Company believes may apply to claims for rescission under applicable federal laws.

   Although the Company has not yet determined how many shares were acquired by the Plans' participants in the last 12 months, the Company believes that approximately 120,500 shares of its common stock were acquired by the Plans' participants in the 2003 calendar year. As of September 30, 2004, the Plans held a total of approximately 890,000 shares of the Company's common stock.


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   The  Company  does  not currently believe that  the  potential claims for rescission would have a material adverse effect on the Company because, among other reasons: (i) the Company does not believe that many participants in the Plans who purchased shares in the last year are likely to assert rescission claims due to the increase in the market price in the Company's common stock over the past 12 months, and (ii) the aggregate repurchase price for shares purchased in the last year by participants in the Plans would be significantly less than the $20 million currently authorized by our Board of Directors for stock repurchases.

   The   Company   potentially  could  also  face  penalties   in
connection with these matters.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.


                                   FLORIDA ROCK INDUSTRIES, INC.


Date: November 19, 2004            By:  /s/ John D. Milton, Jr.
                                   ------------------------------
                                   John D. Milton, Jr.
                                   Executive   Vice  President,
                                   Treasurer and Chief Financial
                                   Officer


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